UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2024

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 230 Lakewood, CO 80228-2039
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock $0.001 par value	ACRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of American Clean Resources Group, Inc. ("ACRG" or the "Company") appointed Ms. Tawana Bain as a director effective immediately. Ms. Bain is being appointed to the Board of Directors to fill the vacancy created on the Board of Directors by the increase in size of the Board of Directors, as discussed in Item 5.03 below. Simultaneously with Ms. Bain’s appointment to the Board, she was also appointed Chairwoman. Ms. Bain currently serves as the Chief Executive Officer of the Company and Manager of Granite Peak Resources, LLC, the Company’s largest shareholder.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 20, 2024, in connection with the foregoing events, the Board of Directors of the Company amended the Company’s bylaws (the “Bylaws”), effective immediately. The amendment revises Article I, Section 6 of the Bylaws to set the number of Directors at three.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2024	American Clean Resources Group, Inc.

	By:	/s/ Tawana Bain
Tawana Bain Chief Executive Officer